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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-74856) pertaining to the Holly Corporation Incentive Stock Option Plan, Holly Corporation Stock Option Plan, and Holly Corporation Stock Appreciation Rights Plan and in the related Prospectus of our report dated September 23, 1997 with respect to the consolidated financial statements of Holly Corporation included in the Annual Report (Form 10-K) for the year ended July 31, 1997.

                                                               ERNST & YOUNG LLP

Dallas, Texas
October 27, 1997